Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708
Website: secretaryofstate.biz

                                                                        Entity #
                                                                   E0923292006-9
                                                                 Document Number
                                                                  20060798127-52
                                                                     Date Filed:
                                                           12/11/2006 8:40:42 AM
                                                          Filed in the office of
                                                                 /s/ Dean Heller
                                                                     Dean Heller
                                                              Secretary of State
                                                                 State of Nevada
ARTICLES OF INCORPORATION
(PURSUANT TO NRS 78)
                                              ABOVE SPACE IS FOR OFFICE USE ONLY
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
1. Name of
   Corporation:               Punchline Entertainment, Inc.

2. Resident Agent             Business Filings Inc.
   Name and Street            Name
   Address:
  (must Street be a           6100 Neil Road, Suite 500              Reno       Nevada 89511
   Nevada address where          Address                             City         Zip Code
   process may
   be served).                Optional Mailing Address City State Zip Code

3. Shares:
   (number of shares             Number of shares                                   Number of shares
   corporation                   with par value: 75,000,000      Par value: 0.001   without par value:
   authorized
   to issue)

4. Names & Addresses,         1. Olga Malitski
   of Board of                   Name
   Directors/Trustees:           9911 24th Drive, S.E.               Everett      Washington    98208
   (attach additional page       Street Address                       City          State      Zip Code
   if there is more than 3
   directors/trustees         2.
                                 Name

                                 Street Address                       City          State      Zip Code

                              3.
                                 Name

                                 Street Address             City      State      Zip Code
5. Purpose: (optional-
   see instructions)          The purpose of this Corporation shall be:
                              All lawful business

6. Names, Address             The Nevada Company, Mark Schiff, AVP           /s/ Mark Schiff
   and Signature of           Name                                           Signature
   Incorporator.
   (attach additional page    8025 Excelsior Drive, Suite 200    Madison   WI    53717
   if there is more than 1    Address                       City      State      Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of
   Appointment of             /s/ Mark Schiff                                             December 8, 2006
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date
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